Exhibit 99.1

For Additional Information:

Bryan Giglia

Vice President – Corporate Finance

Sunstone Hotel Investors, Inc.

(949) 369-4236

SUNSTONE HOTEL INVESTORS PROVIDES BUSINESS UPDATE

Reports Moderation in RevPAR Decline

Continues to Pursue Acquisitions

Explores Independent Hotel Management Alternatives

Concludes Secured Debt Restructuring Program

SAN CLEMENTE, CA – January 7, 2010 – Sunstone Hotel Investors, Inc. (the “Company”) (NYSE: SHO) today provided an update on its recent operating performance, acquisitions process, independent hotel management request for proposals and finance transactions. The preliminary financial information for the fiscal quarter and year ended December 31, 2009 reflects selected preliminary results from the Company’s unaudited financial statements, and is subject to customary adjustments that may arise during the completion of the financial statement close process.

Arthur Buser, President and Chief Executive Officer, stated, “On the operations front, we are seeing a moderation in the decline of RevPAR, and we continue to drive operational efficiencies throughout our portfolio. With respect to acquisitions, we believe now is the beginning of an optimal phase in the cycle for offense. Accordingly, we continue to evaluate numerous potential opportunities to acquire quality hotels at discount valuations. At the same time, we continue to execute on various finance initiatives designed to reduce corporate risk and provide capacity to capitalize on investment opportunities. We are steadfast in our resolve to consistently do what’s best for our stockholders. Our objective is to outperform, and we believe that by being nimble, well-capitalized and decisive we will continue to create significant long-term stockholder value.”

Operations Update

RevPAR information presented reflects the 26 hotel portfolio on a pro forma basis. The 26 hotel portfolio excludes 13 hotels which, as described more fully below, were, or are in the process of being, conveyed to receivers pursuant to deed-back transactions.

Preliminary Operations Update Through December 31, 2009 (26 Hotel Portfolio):

•	Fourth quarter total portfolio RevPAR was $97.85, down 14.1% to prior year.

•	Full year total portfolio RevPAR was $102.71, down 18.5% to prior year.

	Three Months Ended December 31, 2009 (estimated)					Three Months Ended December 31, 2008
	Total Portfolio (1)	Renaissance Westchester	Marriott Ontario Airport	Mass Mutual Portfolio	Pro Forma Portfolio (2)	Total Portfolio (1)	Renaissance Westchester	Marriott Ontario Airport	Mass Mutual Portfolio	Pro Forma Portfolio (2)
Number of Hotels	39	1	1	11	26	39	1	1	11	26
Number of Keys	13,546	347	299	2,587	10,313	13,546	347	299	2,587	10,313
Avg keys/Hotel	347	347	299	235	397	347	347	299	235	397
Occ%	65.9%	60.3%	62.4%	65.2%	66.3%	67.5%	62.9%	63.8%	69.1%	67.5%
ADR	$140.27	$142.99	$93.02	$112.98	$147.59	$159.99	$168.56	$104.01	$126.96	$168.72
RevPAR	$92.44	$86.22	$58.04	$73.66	$97.85	$107.99	$106.02	$66.36	$87.73	$113.89

	Year Ended December 31, 2009 (estimated)					Year Ended December 31, 2008
	Total Portfolio (1)	Renaissance Westchester	Marriott Ontario Airport	Mass Mutual Portfolio	Pro Forma Portfolio (2)	Total Portfolio (1)	Renaissance Westchester	Marriott Ontario Airport	Mass Mutual Portfolio	Pro Forma Portfolio (2)
Number of Hotels	39	1	1	11	26	39	1	1	11	26
Number of Keys	13,546	347	299	2,587	10,313	13,546	347	299	2,587	10,313
Avg keys/Hotel	347	347	299	235	397	347	347	299	235	397
Occ%	69.2%	60.3%	64.4%	71.0%	69.2%	74.4%	66.3%	73.5%	75.2%	74.5%
ADR	$141.32	$142.21	$94.92	$118.55	$148.42	$161.22	$171.09	$114.05	$134.16	$169.09
RevPAR	$97.79	$85.75	$61.13	$84.17	$102.71	$119.95	$113.43	$83.83	$100.89	$125.97

(1)	Includes the hotels owned by the Company as of December 31, 2009, excluding the W San Diego which has been deconsolidated and included in discontinued operations due to the transfer of possession and control of the hotel to a receiver on September 30, 2009.
(2)	Includes the hotels owned by the Company as of December 31, 2009, excluding the W San Diego and the Renaissance Westchester which have been deconsolidated and included in discontinued operations due to the transfer of possession and control of the hotels to receivers on September 30, 2009 and December 28, 2009, respectively, as well as the Marriott Ontario Airport and the 11 hotels included in the Mass Mutual portfolio, which have been reclassified to "operations held for non-sale disposition."

Acquisitions Process

The Company believes that the recent declines in demand for lodging and continuing capital constraints may lead to opportunities to acquire hotels at discount valuations. The Company is actively analyzing various potential hotel acquisition opportunities, with prioritization based on the following criteria:

•	Discount Valuation: The Company is analyzing acquisition targets that are expected to trade at a discount relative to the Company’s current enterprise value per key and/or EBITDA multiple.

•	Asset Quality: The Company is analyzing opportunities to acquire upper upscale, institutional quality assets which generate RevPAR in excess of the Company’s current RevPAR.

•

Value-Add Opportunity: As the costs of construction, renovations, labor and materials have declined from peak levels, the Company is evaluating acquisitions where selective renovation/repositioning work may add value.

•	Market Concentration: Economies of scale, ownership efficiencies, improved pricing power and staff sharing may be realized by owning multiple hotels within the same market.

•	Outperforming Markets: The Company seeks to invest in strong locations within markets that are expected to outperform the U.S. average in terms of growth in lodging demand.

•	Pipeline: The Company is exploring preferred relationships with current owners of hotel real estate who may look to divest of such real estate in the future.

While discount acquisition opportunities appear to be increasing in number, there can be no assurances that the Company will be successful in executing on its plan to acquire quality hotel assets at discount valuations.

Independent Hotel Management RFP

During December, the Company issued a request for proposal (“RFP”) from hotel management companies interested in managing certain of its hotels currently managed by Sunstone Hotel Properties, Inc., a division of Interstate Hotels & Resorts, Inc. The purpose of the RFP is to ensure that Sunstone has the most highly qualified management companies operating its hotels in order to consistently deliver best in class results. As changing management companies may be disruptive to hotel operations, a change in managers will be made only if the Company expects to achieve sustainable advantages as a result. The Company expects to conclude the RFP process in the first quarter of 2010.

Secured Debt Restructuring Program

During 2009 the Company initiated a secured debt restructuring program aimed at addressing cash flow and value deficits among certain of its hotels securing non-recourse mortgage debt. The primary goal of the program is to amend the terms of mortgage debt to eliminate cash flow and / or value deficits. In cases where acceptable restructuring terms cannot be reached, rather than employing corporate resources to subsidize debt service, the Company may elect to deed-back the collateral hotels in satisfaction of the associated debt. During the fourth quarter, the Company concluded negotiations with respect to three loans totaling approximately $300.7 million and secured by 13 of the Company’s hotels comprised of 3,233 rooms. In each case, the Company did not reach acceptable amendment terms with the respective lenders and the Company now expects to deed-back the 13 hotels. The combined deed-backs are expected to be meaningfully beneficial to the Company’s credit profile, debt maturity schedule, portfolio quality and growth profile. Each of these three loans is discussed further below.

Renaissance Westchester. In August 2009, the Company elected to cease the subsidization of debt service on the $29.2 million 4.98% non-recourse mortgage secured by the 347-room Renaissance Westchester and commenced restructuring negotiations with the loan’s special servicer. In November 2009 the Company determined in good faith that further negotiations would not be productive. Effective December 28, 2009, possession and control of the Renaissance Westchester was transferred to a court-appointed receiver. In conjunction with this transfer, the Company will deconsolidate this hotel and reclassify the assets and liabilities, including the hotel’s net book value of approximately $25.0 million and the hotel’s $29.2 million mortgage indebtedness, to discontinued operations as of December 31, 2009. Once title to the hotel is transferred, the Company will record a gain on extinguishment of debt, and the net assets and liabilities will be removed from the Company’s balance sheets.

Marriott Ontario Airport. In September 2009, the Company elected to cease the subsidization of debt service on the $25.5 million 5.34% non-recourse mortgage secured by the 299-room Marriott Ontario Airport and commenced restructuring negotiations with the loan’s special servicer. In November 2009 the Company determined in good faith that further negotiations would not be productive. The Company is currently working with the special servicer to transfer possession and control of the hotel to a court-appointed receiver, and to ultimately convey the hotel to the lender in lieu of repayment of the debt. Pending the appointment of a receiver, the Company has reclassified the assets, liabilities and results of operations of the Marriott Ontario Airport to “operations held for non-sale disposition” on its balance sheets, statements of operations and statements of cash flows. Upon the appointment of a receiver, the assets and liabilities associated with the Marriott Ontario Airport will be deconsolidated. As of December 31, 2009 the Marriott Ontario Airport had a net book value of approximately $16.4 million.

Mass Mutual Portfolio. In July 2009, the Company commenced restructuring negotiations with Massachusetts Mutual Life Insurance Company, or Mass Mutual, the lender’s representative for a $246.0 million 5.95% non-recourse mortgage secured by 11 of the Company’s hotels comprised of 2,587 rooms. In November, the Company elected to cease the subsidization of debt service on the loan, and in December 2009 the Company determined in good faith that further negotiations would not be productive. The 11 hotels securing the Mass Mutual loan include the following: Renaissance Atlanta Concourse; Hilton Huntington; Courtyard by Marriott Los Angeles; Residence Inn by Marriott Manhattan Beach; Marriott Provo; Kahler Inn & Suites Rochester; Marriott Rochester; Courtyard by Marriott San Diego (Old Town); Holiday Inn Downtown, San Diego; Holiday Inn Express San Diego (Old Town); and Marriott Salt Lake City (University Park). The Company is currently working to transfer possession and control of the hotels to a court-appointed receiver, and to ultimately convey the hotels to the lender in lieu of repayment of the debt. Pending the appointment of a receiver, the Company has reclassified the assets, liabilities and results of operations of the Mass Mutual portfolio to “operations held for non-sale disposition” on its balance sheets, statements of operations and statements of cash flows. Upon the appointment of a receiver, the assets and liabilities associated with the Mass Mutual portfolio will be deconsolidated. In connection with its year end closing process, the Company intends to record an impairment loss of approximately $83 million in the fourth quarter to reduce the net book value of the Mass Mutual portfolio to its estimated fair market value of approximately $173.0 million.

Ken Cruse, Chief Financial Officer, stated, “During the fourth quarter we concluded restructuring negotiations on approximately $300.7 million of non-recourse mortgage debt associated with 13 of our hotels, which generated EBITDA of approximately $27.8 million in 2009. As we did not reach acceptable amendment terms we intend to deed-back the hotels in satisfaction of the debt, rather than commit additional corporate resources to support these loans. We project cash flow from the deed-back portfolio to be roughly equivalent to interest expense on the associated debt in 2010, with necessary capital investment and amortization which would have resulted in more than $40 million of additional cash outflows. Moreover these combined deed-backs will be beneficial to Sunstone’s credit profile, debt maturity schedule, overall portfolio quality and will improve our platform for growth. Pro forma for the combined deed-backs, the weighted average term to maturity of our debt is now 7 years and our total maturities through 2014 are now just $180.8 million, or less than half of our current cash balance. With these three deed-backs, our secured debt restructuring program will be substantially complete.”

Business Update Call

The Company will host a conference call to discuss its operations update on January 7, 2010, at 2 p.m. PST. A live web cast of the call will be available via the Investor Relations section of the Company’s website at www.sunstonehotels.com. Alternatively, investors may dial 1-800-762-8779 (for domestic callers) or 480-629-9771 (for international callers) with conference id #4197871. A replay of the web cast will also be archived on the website.

About Sunstone Hotel Investors, Inc.

Sunstone Hotel Investors, Inc. (“Sunstone”) is a lodging real estate investment trust (“REIT”) that, as of the date hereof, owns 38 hotels comprised of 13,199 rooms primarily in the upper-upscale segment. Sunstone’s hotels are generally operated under nationally recognized brands, such as Marriott, Hilton, Hyatt, Fairmont and Starwood. Upon completion of the appointment of a receiver for the Marriott Ontario Airport and Mass Mutual portfolio, the Company will own 26 hotels comprised of 10,313 rooms. For further information, please visit Sunstone’s website at www.sunstonehotels.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: volatility in the debt or equity markets affecting our ability to acquire or sell hotel assets; national and local economic and business conditions, including the current U.S. recession which may be prolonged; the ability to maintain sufficient liquidity and our access to capital markets; potential terrorist attacks, which would affect occupancy rates at our hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of our indebtedness and our ability to meet covenants in our debt and equity agreements; relationships with property managers and franchisors; our ability to maintain our properties in a first-class manner, including meeting capital expenditure requirements; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations, which influence or determine wages, prices, construction procedures and costs; our ability to identify, successfully compete for and complete acquisitions; the performance of hotels after they are acquired; necessary capital expenditures and our ability to fund them and complete them with minimum disruption; our ability to continue to satisfy complex rules in order for us to qualify as a REIT for federal income tax purposes; and other risks and uncertainties associated with our business described in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. Unless otherwise noted, all forward-looking information in this release is as of January 7, 2010, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

Renaissance Westchester (in thousands)		Marriott Ontario Airport (in thousands)		Mass Mutual 11 Asset Crossed Portfolio (in thousands)
	Year Ended December 31, 2009 (unaudited & estimated)		Year Ended December 31, 2009 (unaudited & estimated)		Year Ended December 31, 2009 (unaudited & estimated)
Total Revenue	$17,048	Total Revenue	$10,202	Total Revenue	$110,926

Net Loss	$(1,611)	Net Loss	$(1,177)	Net Loss	$(4,819)
Plus: Depreciation	1,630	Plus: Depreciation	1,018	Plus: Depreciation	14,431
Plus: Interest Expense (1)	1,484	Plus: Interest Expense (1)	1,388	Plus: Interest Expense (1)	14,501

Adjusted Hotel EBITDA	1,503	Adjusted Hotel EBITDA	1,229	Plus: Penalties (2)	987

				Adjusted Hotel EBITDA	25,100

Less: Interest Expense (1)	(1,484)	Less: Interest Expense (1)	(1,388)	Less: Interest Expense (1)	(14,501)
Less: Amortization (1)	(616)	Less: Amortization (1)	(552)	Less: Penalties (2)	(987)
Less: FF&E Reserves	(852)	Less: FF&E Reserves	(511)	Less: Amortization (1)	(23,512)

Portfolio Cash Flow	$(1,449)	Portfolio Cash Flow	$(1,222)	Less: FF&E Reserves	(5,187)

				Portfolio Cash Flow	$(19,087)

(1) Pro forma for full year interest and amortization payments.		(1) Pro forma for full year interest and amortization payments.		(1) Pro forma for full year interest and amortization payments.
				(2) Assumes full year of yield maintenance payments on excess amortization.

Comparable 26 Hotel Portfolio (excludes W San Diego, Marriott Ontario Airport, Renaissance Westchester and Mass Mutual portfolio) Operating Statistics:

	Occupancy %	ADR	RevPAR
Q1 2008	71.5%	$166.69	$119.18
Q2 2008	80.2%	$174.75	$140.15
Q3 2008	80.1%	$165.93	$132.91
Q4 2008	67.5%	$168.72	$113.89
FY 2008	74.5%	$169.09	$125.97
Q1 2009	65.5%	$155.79	$102.04
Q2 2009	70.6%	$150.01	$105.91
Q3 2009	74.8%	$141.41	$105.77
Q4 2009 (estimated)	66.3%	$147.59	$97.85
FY 2009 (estimated)	69.2%	$148.42	$102.71

Comparable 26 Hotel Portfolio (excludes W San Diego, Marriott Ontario Airport, Renaissance Westchester and Mass Mutual portfolio) Available Rooms:

Available Rooms
Q1 2008	900,848
Q2 2008	901,558
Q3 2008	906,320
Q4 2008	1,090,945
FY 2008	3,799,671
Q1 2009	896,250
Q2 2009	901,509
Q3 2009	906,572
Q4 2009	1,054,356
FY 2009	3,758,687

Comparable 26 Hotel Portfolio (excludes W San Diego, Marriott Ontario Airport, Renaissance Westchester and Mass Mutual portfolio) Total Revenue Seasonality:

Total Revenue Seasonality:
2008 (unaudited):
Q1	$161,847,908	22.7%
Q2	186,738,866	26.1%
Q3	173,766,850	24.3%
Q4	192,311,814	26.9%

FY 2008	$714,665,438	100.0%

2009 (unaudited):
Q1	$139,547,450	24.4%
Q2	143,558,807	25.1%
Q3	138,035,942	24.1%
Q4 (estimated)	150,891,873	26.4%

FY 2009 (estimated)	$572,034,072	100.0%